EXHIBIT 3.8


                                STATE OF FLORIDA

                               [GRAPHIC OMITTED]

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Restated Articles of Incorporation, filed on April 16, 1999, for DYNAMIC HEALTH PRODUCTS, INC., a Florida corporataion, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H99000008978. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P98000009368.

                            Given under my hand and the
                            Great Seal of the State of Florida,
                            at Tallahassee, the Capital, this the
                            Nineteenth day of April, 1999

Authentication Code:  799A00020166-041999-P98000009368-1/1



[SEAL]                                 /s/ KATHERINE HARRIS
                                       -------------------------------------
                                       Katherine Harris
                                       Secretary of State

                             ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF

                          DYNAMIC HEALTH PRODUCTS, INC.

         PURSUANT to Section 607.1007 of the Florida Business Corporation Act, this Corporation adopts the following Articles of Restatement of its Articles of Incorporation as follows:

         1. The name of the corporation before and after restatement is Dynamic Health Products, Inc.

         2. The text of the restated Articles of Incorporation is attached hereto.

         3. The restated Articles of Incorporation contain amendments to the Corporation's Articles of Incorporation requiring shareholder approval. These Articles of Restatement were duly adopted pursuant to Sections 607.1003 and
607.1007 of the Florida Business Corporation Act by the Board of Directors of the Corporation on March 10, 1999 and by the Shareholder Written Consent to Action dated as of March 10, 1999. The number of votes cast in favor of these Articles of Restatement by the holders of the shares of Common Stock and Series A Convertible Preferred Stock, voting together as a class, was sufficient for the approval by such holders.

         4. The date of the adoption of the Restated Articles of Incorporation was March 10, 1999.

         5. These Articles of Restatement shall be effective upon filing.

Date:    April 19, 1999.

Prepared by:                              /s/ JUGAL K. TANEJA
Philip M. Shasteen, Esq.                  --------------------------------------
100 N. Tampa St., Ste. 1800               Jugal K. Taneja, Chairman of the Board
Tampa, FL .33602
813-225-2500
Florida Bar Number:   0194712

                             ARTICLES OF RESTATEMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          DYNAMIC HEALTH PRODUCTS, INC.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Dynamic Health Products, Inc.

                                   ARTICLE II

                                PRINCIPAL OFFICE

         The Corporation shall maintain its principal office at 6950 Bryan Dairy Road, Largo, FL 33777, or at such other place as the Board of Directors may designate from time to time.

                                   ARTICLE III

                                AUTHORIZED SHARES

         The total number of shares which the corporation shall have the authority to issue shall be twenty two million (22,000,000) shares, consisting of twenty million (20,000~000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock, all having a par value of $0.01 per share. The preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by othe Board of Directors of the Corporation as hereinafter provided. Any shares of preferred stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different shares of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to provide for the issuance of preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers. full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof including without limitation, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences. as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act. Without limited the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or ranked equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in a resolution establishing a series of Preferred Stock, no vote of the holders of the preferred stock or common stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Florida as may be required by the Florida Business Corporation Act including, without limitation, an amendment to the Articles of Incorporation.

             ESTABLISHMENT OF SERIES A CONVERTIBLE PREFERRED STOCK.

         Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

              1.1 "AVERAGE CLOSING PRICE" shall mean the average closing price of the Common Stock on the Applicable Trading Market.

              1.2 "APPLICABLE TRADING MARKET" shall mean the OTC Bulletin Board or, if the Common Stock is listed for trading thereon, The Nasdaq Stock Market, operated by the National Association of Securities Dealers, Inc., or if neither of the foregoing is the principal market on which the Common Stock is then Traded or quoted any principal successor stock exchange or market where the Common Stock is listed or included

              1.3 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

              1.4 "COMMON STOCK" shall mean the common stock, par value $.0l per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

              1.5 "COMPANY" shall mean Dynamic Health Products, Inc., a Florida corporation.

              1.6 "CONVERSION DATE" shall mean the date upon which the Company receives the Notice of Conversion provided for in Section 5.2.

              1.7 "CONVERSION RATE" shall have the meaning provided for in
Section 5.1.

              1.8 "JUNIOR STOCK" shall mean the Common Stock and the shares of any other class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

              1.9 "LIQUIDATION PREFERENCE" shall mean, with respect to each share of Series B Preferred Stock, $5.00.

              1.10 "MARKET VALUE" shall mean the Average Closing Price for a five consecutive trading day period.

              1.11 "PARI PASSU STOCK" shall mean the shares of any class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series A Preferred Stock in any other distribution of assets in accordance with the sums or other consideration which would be payable in such distribution if all sums payable were discharged in full.

              1.12 "PERSON" shall mean any individual, corporation, general partnership, limited partnership, limited liability Partnership, joint venture, association, joint-stock company, trust, limited liability Company, unincorporated organization or government or any agency or political subdivision thereof.

              1.13 "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock designated and created hereby.

         Section 2. CREATION AND DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK.

              2.1 Pursuant to the authority conferred upon the Board of Directors by Article III of the Amended and Restated Articles of Incorporation of the Company, as amended, there is hereby created and the Company is hereby authorized to issue 400,000 shares of a first series of preferred stock, designated "Series A Convertible Preferred Stock," par value $.O1 per share which shall have the terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, qualifications, limitations and restrictions as provided for herein.

              2.2 Each share of Series A Preferred Stock shall have the same rights and preferences as and be identical in all respects with each other share of Series A Preferred Stock.

              2.3 The Company may create, authorize or issue any shares of Junior Stock or Pari Passu Stock or increase or decrease the amount of authorized capital stock of any class without the consent of the holders of Series A Preferred Stock and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series A Preferred Stock.

        Section 3. Voting.

              The holders of record shares of Series A Preferred Stock and the holders of record of the Common Stock, voting as a single class, shall be entitled to one vote for each share on all matters submitted to the shareholders, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at any meeting.

        Section 4. LIQUIDATION RIGHTS.

              4.1 In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders the Liquidation Preference in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

              4.2 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

              4.3 After the payment to the holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 4, the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

              4.4 In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which holders are entitled pursuant to Section 4.1, no such distribution shall be made on account of any shares of any Pari Passu Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Series A Preferred Stock and Pari Passu Stock are entitled upon such liquidation, dissolution or winding up.

         Section 5. CONVERSION.

              5.1 The holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 5, any or all of the holder's shares of Series A Preferred Stock. In such case, each share of Series A Preferred Stock shall be converted into one (1) (the "Conversion Rate") fully paid and nonassessable shares of Common Stock. In the event that the Average Closing Price of the Common Stock for any five consecutive trading day period after the date hereof is $5.00 per share or more (subject to adjustment upon the occurrence of the same events and in the same manner as is provided for in this
Section 5.1), each holder of Series A Preferred Stock shall be deemed to have automatically given notice of the conversion of all of such holder's shares of Series A Preferred Stock.

              5.2 The conversion right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Company at any time during usual business hours at its principal place of business, accompanied by written notice (the "Notice of Conversion") that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate. The Notice of Conversion shall read substantially as follows:

             The undersigned holder (the "Holder") is surrendering to Dynamic Health Products, Inc., a Florida corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock") in connection with the Conversion of all or a portion of the Series A Preferred Stock into shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") as set forth below.

                    1. The Holder understands that the Series A Preferred
             Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act").

                    2. The Holder represents and warrants that all offers
             and sales of the Common Stock issued to the Holder upon such conversion of the Series A Preferred Stock shall be made either pursuant to an effective registration statement under the Securities Act, in compliance with Rule 144, or pursuant to some other exemption from registration.

                    3. The Holder is subject to a lockup agreement dated
             June 12, 1998.

             Number of shares of Series A Preferred Stock being converted:______

             Applicable Conversion Price: ________

             Number of shares of Common Stock issuable: ___________

                                   Name of Holder:

                                   ___________________________________
                                   (Signature of Holder)

              5.3 Immediately prior to the close of business on the date of receipt by the Company of Notice of Conversion, the converting holder of Series A Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Series A Preferred Stock notwithstanding that certificates representing such Common Stock shall not then be actually delivered to such person. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted; and (ii) exercise the rights to which they are entitled as holders of Common Stock.

              5.4 The Conversion Rate shall be subject to adjustment in case the Company shall at any time or from time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 5.4 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company; (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares;
(D) issue any shares of its capital stock in a reclassification of the Common Stock; or (B) pay a dividend or make a distribution to all holders of shares of Common Stock pursuant to a stockholder rights plan, "poison pill" or similar arrangement then, and in each such case, the Conversion Rate in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.4 shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

              5.5 Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each holder of Series B Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

              5.6 No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported closing bid price of the Common Stock on the Applicable Trading Market at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

              5.7 In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), each share of Series A Preferred Stock then outstanding shall, without the consent of any holder of Series A Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section 5.7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 5.7 shall be the sole right of holders of Series A Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

              5.8 In the case of any distribution by the Company to its stockholders of substantially all of its assets, each holder of Series A Preferred Stock will participate PRO RATA in such distribution based on the number of shares of Common Stock into which such holders' shares of Series A Preferred Stock would have been convertible immediately prior to such distribution.

              5.9 The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

              5.10 The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         Section 6. OTHER PROVISIONS.

              6.1 With respect to any notice to a holder of shares of Series B Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

              6.2 Shares of Series A Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Florida law, have the status of authorized but unissued shares of Series A Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Series A Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Series A Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with these Articles of Amendment.

              6.3 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

       ESTABLISHMENT OF SERIES B 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

        Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

              1.1 "ACCRUED DIVIDENDS" shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

              1.2 "AVERAGE CLOSING PRICE" shall mean the average closing price of the Common Stock on the Applicable Trading Market.

              1.3 "APPLICABLE TRADING MARKET" shall mean the OTC Bulletin Board or, if the Common Stock is listed for trading thereon, The Nasdaq Stock Market, operated by the National Association of Securities Dealers, Inc., or if neither of the foregoing is the principal market on which the Common Stock is then Traded or quoted any principal successor stock exchange or market where the Common Stock is listed or included

              1.4 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

              1.5 "COMMON STOCK" shall mean the common stock, par value $.0 1 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

              1.6 "COMPANY" shall mean Dynamic Health Products, Inc., a Florida corporation.

              1.7 "CONVERSION DATE" shall mean the date upon which the Company receives the Notice of Conversion provided for in Section 5.2.

              1.8 "CONVERSION RATE" shall have the meaning provided for in
Section 5.1.

              1.9 "DIVIDEND PAYMENT DATE" shall mean August 15 of each year, commencing August 15, 1999.

              1.10 "DIVIDEND RECORD DATE" shall mean, with respect to each Dividend Payment Date, a date not more than 60 days nor less than 10 days preceding a Dividend Payment Date, as shall be fixed by the Board of Directors.

              1.11 "ISSUE DATE" shall mean the date a share of Preferred Stock is issued by. the Company.

              1.12 "JUNIOR STOCK" shall mean the Common Stock and the shares of any other class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

              1.13 "LIQUIDATION PREFERENCE" shall mean, with respect to each share of Series B Preferred Stock, $2.50.

              1.14 "MARKET VALUE" shall mean the Average Closing Price for a five consecutive trading day period.

              1.15 "PARI PASSU STOCK" shall mean the shares of any class or series of stock of the Company created on or after the issuance of the Series B Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series B Preferred Stock in any other distribution of assets in accordance with the sums or other consideration which would be payable in such distribution if all sums payable were discharged in full.

              1.16 "PERSON" shall mean any individual, corporation, general partnership, limited partnership, limited liability Partnership, joint venture, association, joint-stock company, trust, limited liability Company, unincorporated organization or government or any agency or political subdivision thereof.

              1.17 "SERIES B PREFERRED STOCK" shall mean the Series B 6% Cumulative Convertible Preferred Stock designated and created hereby.

         Section 2. CREATION AND DESIGNATION OF SERIES B 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK.

              2.1 Pursuant to the authority conferred upon the Board of Directors by Article III of the Amended and Restated Articles of Incorporation of the Company, as amended, there is hereby created and the Company is hereby authorized to issue 800,000 shares of a second series of preferred stock, designated "Series B 6% Cumulative Convertible Preferred Stock," par value $.01 per share, which shall have the terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, qualifications, limitations and restrictions as provided for herein.

              2.2 The shares of Series B Preferred Stock shall have no voting rights except as required by law.

              2.3 Each share of Series B Preferred Stock shall have the same rights and preferences as and be identical in all respects with each other share of Series B Preferred Stock.

              2.4 The shares of Series B Preferred Stock shall share ratably with the shares of Series A Convertible Preferred Stock of the Company ("Series A Preferred Stock") in amounts payable upon liquidation of the Company as provided for in Section 4 hereof.

              2.5 The Company may create, authorize or issue any shares of Junior Stock or Pai-i Passu Stock or increase or decrease the amount of authorized capital stock of any class without the consent of the holders of Series B Preferred Stock and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series B Preferred Stock.

         Section 3. DIVIDENDS.

              3.1 The holders of shares of the outstanding Preferred Stock on the Dividend Record date shall be entitled, out of funds legally available therefor, to receive dividends on each outstanding share of Preferred Stock, payable annually, in arrears, at the annual rate of 6% of the Liquidation Preference (the "Dividend Rate"). Such dividends shall be cumulative from the Issue Date and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360-day year consisting of twelve 30-day months.

              3.2 Dividends may, at the option of the Company, be paid on any Dividend Payment Date either in cash, by issuing fully paid and nonassessable shares of Common Stock or a combination thereof. If the Company elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be distributed will be calculated by dividing such payment by the Market Value ending on the Dividend Payment Date. If the shares of Common Stock issued hereunder are not subject to an effective registration statement under the Securities Act of 1933, such shares shall be "restricted securities" and shall bear a restrictive legend prohibiting transfer without an opinion of counsel that registration is not required.

              3.3 No dividends or other distributions (other than a dividend or distribution in Junior Stock, other than the Common Stock) may be declared, made or paid or set apart for payment on the Common Stock, Junior Stock or Pail Passu Stock, unless full cumulative dividends shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on all outstanding shares of Preferred Stock and such other Pail Passu Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock or on any Pari Passu Stock, dividends may be declared and paid on the Preferred Stock and such Pail Passu Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share of the Preferred Stock and such Pan Passu Stock will in all cases bear to each other the same ratio that Accrued Dividends on the shares of Preferred Stock and such Pail Passu Stock bear to each other.

              3.4 Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

              3.5 Accrued and unpaid dividends, with respect to converted shares shall be prorated based on a 360 day year and paid upon conversion.

              3.6 To the extent that the amount of any dividend payable to a holder of Preferred Stock (in respect of all shares held by such holder) is payable in shares of Common Stock and does not equal a whole number of shares of Common Stock, such fractional amount shall be paid in cash to such holder of Preferred Stock.

         Section 4. LIQUIDATION RIGHTS.

              4.1 Subject to the provisions of Section 2.4 hereof, in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders the Liquidation Preference plus Accrued Dividends thereon in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

              4.2 Neither the sale, conveyance, exchange or transfer. (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

              4.3 After the payment to the holders of the shares of Series A Preferred Stock and Series B Preferred Stock of full preferential amounts provided for in this Section 4, the holders of Series A Preferred Stock and Series B Preferred Stock. as such shall have no right or claim to any of the remaining assets of the Company.

              4.4 In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock and Series B Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which holders are entitled pursuant to Section 4.1, no such distribution shall be made on account of any shares of any Pan Passu Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock and Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Series A Preferred Stock and Series B Preferred Stock and Pari Passu Stock are entitled upon such liquidation, dissolution or winding up.

         Section 5. CONVERSION.

              5.1 The holder of Series B Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 5, any or all of the holder's shares of Series B Preferred Stock. In such case, each share of Series B Preferred Stock shall be converted into one (1) (the "Conversion Rate") fully paid and nonassessable shares of Common Stock. No payment or adjustment shall be made in respect of dividends on the Common Stock or the Series B Preferred Stock upon conversion. In the event that the Average Closing Price of the Common Stock for any five consecutive trading day period after the date hereof is $5.00 per share or more (subject to adjustment upon the occurrence of the same events and in the same manner as is provided for in this Section 5.1), each holder of Series B Preferred Stock shall be deemed, on the first day after such five-day period, to have automatically given notice of the conversion of all of such holder's shares of Series B Preferred Stock and in that event all holders shall follow the procedure set forth in Section 5.2.

              5.2 The conversion right of a holder of Series B Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Company at any time during usual business hours at its principal place of business, accompanied by written notice (the "Notice of Conversion") that the holder elects to convert all or a portion of the shares of Series B Preferred Stock represented by such certificate. The Notice of Conversion shall read substantially as follows:

             The undersigned holder (the "Holder") is surrendering to Dynamic Health Products, Inc., a Florida corporation (the "Company"), one or more certificates representing shares of Series B 6% Cumulative Convertible Preferred Stock of the Company (the "Series B Preferred Stock") in connection with the Conversion of all or a portion of the Series B Preferred Stock into shares of Common Stock. $.01 par value per share, of the Company (the "Common Stock") as set forth below.

                    1. The Holder understands that the Series B Preferred
             Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act").

                    2. The Holder represents and warrants that all offers
             and sales of the Common Stock issued to the Holder upon such conversion of the Series B Preferred Stock shall be made either pursuant to an effective registration statement under the Securities Act, in compliance with Rule 144, or pursuant to some other exemption from registration.

             Number of shares of Series B Preferred Stock being converted:

             Applicable Conversion Price: ________

             Number of shares of Common Stock issuable: __________

                                Name of Holder:

                                ___________________________________
                                (Signature of Holder)

              5.3 Immediately prior to the close of business on the date of receipt by the Company of Notice of Conversion, the converting holder of Series B Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Series B Preferred Stock notwithstanding that certificates representing such Common Stock shall not then be actually delivered to such person. On the Conversion Date, all rights with respect to the shares of Series B Preferred Stock so converted, including the rights, if any, to receive dividends and notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock have been converted; and (ii) exercise the rights to which they are entitled as holders of Common Stock.

              5.4 The Conversion Rate shall be subject to adjustment in case the Company shall at any time or from time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 5.4 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company; (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares;
(D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock pursuant to a stockholder rights plan, "poison pill" or similar arrangement then, and in each such case, the Conversion Rate in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.4 shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

              5.5 Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each holder of Series B Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

              5.6 No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series B Preferred Stock so surrendered. If the conversion of any share or shares of Series B Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported closing bid price of the Common Stock on the Applicable Trading Market at the close of business on the trading day next preceding the day ~f conversion shall be paid to such holder in cash by the Company.

              5.7 In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), each share of Series B Preferred Stock then outstanding shall, without the consent of any holder of Series B Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section 5.7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 5.7 shall be the sole right of holders of Series B Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

              5.8 In the case of any distribution by the Company to its stockholders of substantially all of its assets, each holder of Series B Preferred Stock will participate PRO RATA in such distribution based on the number of shares of Common Stock into which such holders shares of Series B Preferred Stock would have been convertible immediately prior to such distribution.

              5.9 The Company shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

              5.10 The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of othe holder of the shares of Series B Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Cbmpany the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         Section 6. OTHER PROVISIONS.

              6.1 With respect to any notice to a holder of shares of Series B Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

              6.2 Shares of Series B Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Florida law, have the status of authorized but unissued shares of Series B Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Series B Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Series B Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series B Preferred Stock must be in compliance with these Articles of Amendment.

              6.3 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

                                   ARTICLE IV

                           REGISTERED AGENT AND OFFICE

              The registered agent. of the Corporation is CT Corporation System and its address is 1200 S. Pine Island Road, Plantation, Florida 33324.

                                    ARTICLE V

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER, ELECTION AND TERMS OF DIRECTORS. EXCEPT AS otherwise fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Company shall be fixed from time to time by or pursuant to the Bylaws of the Company. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for ~vhich they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Company, one class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 1999, another class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 2001, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of the shareholders of the Company, the successors of the class of Directors whose tern expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their etection.

          Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duty elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         Section 3. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.

          Section 4. AMENDMENT, REPEAL, OR ALTERATION. Notwithstanding anything contained in these Amended and restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article V.

                                   ARTICLE VI

          Section 1. CALLING OF SPECIAL SHAREHOLDERS MEETINGS. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Company may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the Company by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meeting and describing the purposes for which it is to be held.

          Section 2. AMENDMENT, REPEAL, OR ALTERATION. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VI.

                                   ARTICLE VII

         Section 1. NOTICE OF SHAREHOLDER BUSINESS. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in this Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article VII. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VII and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 2. AMENDMENT, REPEAL, OR ALTERATION. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                  ARTICLE VIII

         Section 1. ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as directors of the Company at any meeting of shareholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors ("Board") or by any shareholder entitled to vote at such Election Meeting.

         Section 2. PROCEDURE FOR NOMINATIONS BY THE BOARD OF DIRECTORS. Nominations made by the Board shall be made as provided in the Bylaws.

         Section 3. PROCEDURE FOR NOMINATIONS BY SHAREHOLDERS. Not less than 60 days prior to the date of the Election Meeting any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the U.S. Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such nominee.

         Section 4. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 hereof and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the shareholder who proposed such nominee, as the case maybe, may designate a substitute nominee.

         Section 5. DETERMINATION OF COMPLIANCE WITH PROCEDURES. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

         Section 6. AMENDMENT, REPEAL, OR ALTERATION. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII, unless such alteration, amendment, or repeal is unanimously recommended by the Board of Directors.

                                   ARTICLE IX

                                 INDEMNIFICATION

         The Corporation shall indemnify such persons as it is permitted to indemnify by Section 607.0850 of the Florida Business Corporation Act, and the heirs, executors, and administrators of such persons, to the full extent permitted by, but in accordance with the provisions of that Section. Reference to Section 607.0850 in the previous sentence shall constitute a reference to any legislation hereafter enacted by the Florida Legislature on the same general subject as present Section 607.0850, whether by amendment of that Section or by substitution of differently numbered material for it. Notwithstanding the foregoing, except as otherwise required by Section 607.0850, a person who would be entitled to indemnity only as an agent (a director, officer, employee or trustee not to be considered an "agent" for purposes of this sentence) of the corporation or only as an agent of another entity, shall not be entitled to indemnity.